Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into this 22nd day of March, 2004, by and between SM REAL ESTATE FUND VII, LTD., a Texas limited partnership (“Seller”), and TRIVEST RESIDENTIAL LLC, a Texas limited liability company (“Purchaser”).

RECITALS

     A.     Purchaser and Seller have previously entered into that certain Purchase and Sale Agreement dated February 20, 2004 (the “Original Contract”), pertaining to certain land and improvements thereon located in San Antonio, Bexar County, Texas and locally known as the Fifth Avenue Apartments (the “Property”); and

     B.     The parties desire to amend the Original Contract as set forth below.

     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.     The Purchase Price will be reduced by $85,000.00 (i.e., to $8,065,000.00).

     2.     All terms capitalized but not defined herein will have the meanings ascribed to them in the Original Contract.

     3.     Except as expressly modified by this Amendment, the terms and conditions of the Original Contract will remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

SELLER:	S/M REAL ESTATE FUND VII, LTD., a Texas limited partnership
	By:	SM7 Apartment Investors, Inc.
a Texas Corporation, General Partner

By:	/s/ Richard Hoffman
Richard Hoffmann, President

PURCHASER:	TRIVEST RESIDENTIAL LLC, a Texas limited liability company
	By:	/s/ Dean Lontos
Dean Lontos, Manager